Exhibit 10.1

EXECUTION COPY

THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY BE OFFERED OR SOLD ONLY (1) UPON REGISTRATION OF THE LIMITED PARTNERSHIP INTERESTS UNDER THE SECURITIES ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM, AND (2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF SUCH LIMITED PARTNERSHIP INTERESTS IMPOSED BY THIS AGREEMENT AND THE PARTNERSHIP AGREEMENT REFERRED TO HEREIN.

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), is entered into as of March 31, 2005 by and among Kite Realty Group, L.P., a limited partnership organized under the laws of Delaware (the “Operating Partnership”), Brentwood Holdings, LLC, a limited liability company organized under the laws of Indiana (“Holdco”) and Alvin E. Kite, Jr., John A. Kite, Paul W. Kite and Thomas K. McGowan (each a “Principal,” and collectively, the “Principals”).

WHEREAS, the Principals are each limited partners of the Operating Partnership and shareholders of Kite Realty Group Trust, a Maryland real estate investment trust (the “REIT”), and certain of the Principals are also officers and/or trustees of the REIT;

WHEREAS, prior to the Holdco Contribution (as defined below), the Principals collectively owned a direct 100% limited liability company interest (collectively, the “LLC Interests”) in Brentwood Land Partners, LLC, a Delaware limited liability company (“Brentwood”), which owns a certain 15-acre site located at the southeast corner of I-75 and Immokalee Road in Naples, Florida, known as Tarpon Springs Plaza (the “Property”);

WHEREAS, pursuant to an option agreement, dated as of August 16, 2004, by and among the Operating Partnership, Brentwood and the Principals (the “Option Agreement”), the Operating Partnership was given the option, on certain terms and conditions after the Property had achieved specified occupancy levels, to acquire all of the Principals’ right, title and interest in Brentwood;

WHEREAS, the Principals, pursuant to a contribution agreement (the “Holdco Contribution Agreement”), dated as of the date hereof, by and between the Principals and Holdco, contributed all of their right, title and interest in and to the LLC Interests to Holdco, effective as of 9:00 a.m. (Indianapolis time) on the date hereof (the “Holdco Contribution”); and

WHEREAS, the Operating Partnership and Holdco wish to affect the transfer of all of Holdco’s right, title and interest in and to the LLC Interests to the Operating Partnership on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:  CONTRIBUTION OF LLC INTERESTS

1.1           LLC Interests.  Subject to the terms and conditions hereof and in exchange for the Acquisition Consideration (as defined below), Holdco hereby agrees to contribute or otherwise transfer to the Operating Partnership, at the Closing Time (as defined below), all of Holdco’s right, title and interest in and to the LLC Interests.

1.2           Acquisition Consideration.  (a) The consideration to be paid in exchange for the LLC Interests (the “Acquisition Consideration”) shall be equal to $3,132,818 (the “Equity Consideration”) plus an amount equal to the existing indebtedness described in Exhibit A hereto (the “Existing Indebtedness”), a portion of which will be assumed and the remainder of which shall be repaid in accordance with Section 6.3 hereof.  Subject to the terms and conditions hereof, at the Closing, the Operating Partnership agrees to assume and thereafter pay, honor, discharge and perform, in accordance with their respective terms, the assumed liabilities relating to Brentwood and the Property as listed on Exhibit A hereto (the “Assumed Liabilities”).

(b)           The Acquisition Consideration shall be payable at the Closing Time by the Operating Partnership in the following manner: Holdco shall receive a number of Class A units of limited partnership interest in the Operating Partnership (“Units”) equal to (x) the Equity Consideration divided by (y) the Market Value (as defined below) of the common shares of beneficial interest, $0.01 par value per share, of the REIT (the “Common Shares”).  The number of Units shall be rounded to the nearest whole number of Units to avoid the issuance of fractional Units.  The rights of holders of the Units as of the Closing will be set forth in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., as amended and/or restated from time to time (the “Partnership Agreement”).

1.3           Distribution of Units.  At the Closing, the Operating Partnership shall issue the Units to Holdco (as determined pursuant to Section 1.2 hereof), in a transaction intended to qualify for nonrecognition of gain to Holdco pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).  The name of Holdco and the number of Units issued thereto at the Closing shall be recorded in the books and records of the Operating Partnership.

1.4           Market Value of the Common Shares. The “Market Value” of the Common Shares shall mean the average closing price of the Common Shares for the 10 consecutive trading days immediately preceding (but not including) the Closing Date.

1.5           Admission as a Limited Partner.  Upon execution and delivery of the Limited Partner Acceptance to the Partnership Agreement, attached hereto as Exhibit B (the “Limited Partner Acceptance”), by Holdco, and subject to the completion of the Closing, Holdco shall be admitted to the Operating Partnership as a limited partner of the Operating Partnership and, as such, shall be subject to, and bound by, the Partnership Agreement, including all the terms and conditions thereof, and the power of attorney granted therein.

ARTICLE II:  REPRESENTATIONS, AND WARRANTIES OF THE PRINCIPALS AND HOLDCO

As a material inducement to the Operating Partnership to enter into this Agreement, each Principal (as to itself and to Holdco) and Holdco, represents and warrants to the Operating Partnership that, as of the date hereof:

2.1           Title to LLC Interests. (a) Holdco owns, beneficially and of record, free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, “Encumbrances”) the LLC Interests, (b) Holdco has full power and authority to convey free and clear of any Encumbrances, the LLC Interests, and (c) upon delivery of an assignment by Holdco conveying its portion of the LLC Interests and payment therefor by the Operating Partnership, the

Operating Partnership will acquire good and valid title thereto, free and clear of any Encumbrance, in each case, except (i) Encumbrances created in favor of the Operating Partnership, (ii) Encumbrances that are extinguished at or prior to Closing, and (iii) Encumbrances listed on Exhibit A hereto (collectively, the “Permitted Encumbrances”).

2.2           Authority.  Each of the Principals and Holdco have full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Principals or Holdco, as the case may be, pursuant to this Agreement; (b) to carry out the transactions contemplated hereby; and (c) in the case of Holdco, to transfer, sell and deliver the LLC Interests to the Operating Partnership in accordance with this Agreement.  This Agreement and each document and instrument executed and delivered by or on behalf of the Principals and Holdco, as the case may be, pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Principals or Holdco, as the case may be, each enforceable in accordance with its respective terms.  The execution, delivery and performance of this Agreement and each such document and instrument by or on behalf of the Principals or Holdco, as the case may be (i) does not and will not violate any foreign, federal, state, local or other laws applicable to the Principals or Holdco, as the case may be, or require the Principals or Holdco to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that will not be obtained or made prior to the Closing; and (ii) does not and will not violate any term, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract (other than the Option Agreement), lease or other instrument to which any of the Principals or Holdco is a party or by which the property of any of the Principals or Holdco is bound or affected or result in the creation of any Encumbrance on any of the assets of Brentwood or the Property, as the case may be.

2.3           Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to the knowledge of the Principals or Holdco, threatened, affecting all or any portion of the LLC Interests or the Property, or the ability of the Principals or Holdco, as the case may be, to consummate the transactions contemplated hereby.  There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the LLC Interests or the Property, which in any such case would impair the ability of either the Principals or Holdco, as the case may be, to enter into and perform all of its obligations under this Agreement.

2.4           No Agreements to Sell.  Neither the Principals nor Holdco is currently party to any agreement (other than the Option Agreement or the Holdco Contribution Agreement) to sell, transfer or otherwise encumber or dispose of the LLC Interests or the Property.

2.5           Status as a United States Person.  Neither the Principals nor Holdco are a foreign person within the meaning of Section 1445 of the Code (“Section 1445”).  Upon request by the Operating Partnership, each of the Principals and Holdco agree to complete and provide to the Operating Partnership, prior to the Closing, a certificate of non-foreign status substantially in the form provided in Section 1.1445-5(b)(3)(D) of the Treasury regulations.

2.6           No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of the Principals or Holdco, as the case may be, threatened against the Principals or Holdco, nor are any such proceedings contemplated by either of the Principals or Holdco.

2.7           No Brokers.  Neither the Principals nor Holdco have entered into, and each of the Principals and Holdco covenants not to enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

2.8           Securities Law Matters; Transfer Restrictions.

(a)           Each of the Principals and Holdco acknowledge that the Operating Partnership intends the offer and issuance of the Units to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws by virtue of (i) the status of Holdco as an “accredited investor” within the meaning of the federal securities laws, and (ii) Regulation D promulgated under Section 4(2) of the Securities Act (“Regulation D”), and that the Operating Partnership will rely in part upon the representations and warranties made by Holdco and the Principals in this Agreement in making the determination that the offer and issuance of the Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to “accredited investors.”

(b)           Holdco and each of the Principals is an “accredited investor” within the meaning of the federal securities laws.

(c)           Holdco will acquire the Units for its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act. Each of the Principals and Holdco acknowledge that Holdco does not intend or anticipate that Holdco will rely on this investment as a principal source of income.

(d)           Each of the Principals and Holdco acknowledge that (i) he/it has sufficient knowledge and experience in financial, tax and business matters to enable it to evaluate the merits and risks of investment in the Units, (ii) he/it has adequate means of providing for its current and anticipated financial needs and contingencies, (iii) he/it has the ability to bear the economic risk of acquiring the Units for an indefinite period of time and has no need for liquidity in the Units and could afford loss of all such investment.

(e)           Each of the Principals and Holdco acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for Holdco, and Holdco is relying solely on the advice of its own tax advisors in evaluating such consequences, (ii) the Operating Partnership has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to the Principals, Holdco or Holdco’s representatives and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by the Operating Partnership as to a particular tax effect that may be obtained by Holdco or the Principals. Holdco remains solely responsible for all tax matters relating to it.

(f)            Holdco and its representatives have been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information requested by Holdco or its representatives.  Holdco’s representatives have had an opportunity to ask questions of, and receive information and answers from, the Operating Partnership and the REIT concerning the Operating Partnership, the REIT, the Units and the Common Shares into which the Units may be redeemed, and to assess and evaluate any information supplied to them by the Operating Partnership or the REIT, and all such questions have been answered, and all such information has been provided to the full satisfaction of Holdco’s representatives.

(g)           Holdco and the Principals acknowledge that there are substantial restrictions on the transferability of the Units and that the Units will not be registered under the Securities Act or any state securities laws, and that Holdco has no right to require that they be so registered.  Holdco and the Principals agree that any Units Holdco acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Holdco and the Principals acknowledge that Holdco shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by the Operating Partnership for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

(h)           Holdco and the Principals acknowledge that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the Units (including as to the value determined pursuant to Section 1.2 hereof).

(i)            Holdco and the Principals acknowledge that that there is no established public, private or other market for the Units acquired hereunder and it is not anticipated that there will be any public, private or other market for such Units in the foreseeable future.

(j)            Holdco and the Principals acknowledge that that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of Units.

2.9           Reliance.  Each of the Principals and Holdco acknowledges that it understands the meaning and legal consequences of the representations and warranties in this Article II, and that the Operating Partnership may rely upon such representations and warranties in determining whether to enter into this Agreement.

ARTICLE III:  CONDITIONS TO CLOSING

3.1           Conditions to the Operating Partnership’s Obligation to Close.  The obligation of the Operating Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership):

(a)           Representations and Warranties.  The representations and warranties made by each of the Principals and Holdco pursuant to this Agreement shall be true and correct in all respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

(b)           Performance.  Each of the Principals and Holdco shall have performed and complied with all agreements and covenants required to be performed or complied with pursuant to this Agreement prior to the Closing.

(c)           Legal Proceedings.  No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

(d)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders, shall have been obtained.

3.2           Conditions to Holdco’s Obligation to Close.  The obligation of Holdco to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by Holdco):

(a)           Performance.  The Operating Partnership shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

(b)           Legal Proceedings.  No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by the Operating Partnership; provided, that the foregoing condition shall be deemed to have been satisfied if the Operating Partnership shall have fully indemnified Holdco and the Principals from any loss, liability, claim, damage or expense arising out of Holdco’s decision to close under this Agreement in the face of any such action or proceeding.

(c)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if the Operating Partnership shall have fully indemnified Holdco and the Principals from any loss, liability, claim, damage or expense arising out of Holdco’s decision to close under this Agreement without having obtained a necessary consent.

ARTICLE IV:  CLOSING

4.1           Closing.  The closing hereunder (the “Closing”) shall be deemed to occur at 2:00 p.m. (Indianapolis time) on the date hereof, at the principal offices of the Operating Partnership in Indianapolis, Indiana.  The date on which the Closing occurs is referred to herein as the “Closing Date.” The time on the Closing Date when the Closing is deemed to have occurred is referred to herein as the “Closing Time.”

4.2           Closing Deliveries by Holdco.  At the Closing, Holdco shall execute and deliver to the Operating Partnership the following:

(i)            a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C (“Assignment Agreement”) conveying title to the LLC Interests to the Operating Partnership, free and clear of Encumbrances (other than the Permitted Encumbrances) and providing for assumption of Existing Indebtedness, subject to Section 6.3 hereof;

(ii)           a duly executed Limited Partner Acceptance, substantially in the form attached hereto as Exhibit B; and

(iii)          such documents and certificates as the Operating Partnership may reasonably request (x) to establish the authority of the parties executing any documents in connection with the Closing, (y) to reflect the parties’ intentions regarding the transfer of the LLC Interests or (z) to cause any manager or other representative of Brentwood to resign as of the Closing.

4.3           Closing Deliveries by the Operating Partnership.  At the Closing the Operating Partnership shall execute and deliver to Holdco a duly executed Assignment Agreement.

ARTICLE V:  TERMINATION

5.1           Termination by the Operating Partnership.  The Agreement may be terminated prior to consummation of the Closing by the Operating Partnership following (i) a determination by the Operating Partnership, in its sole and absolute discretion, not to proceed with the transfer of the LLC Interests on the terms outlined herein, or (ii) a determination that any of the representations or warranties contained in Article II hereof are no longer true or correct, and that such representation or warranty cannot reasonably be expected to be true and correct at the Closing.

5.2           Effect of Termination.  Upon the termination of this Agreement pursuant to Section 5.1 hereof, neither party shall have any liability to the other in connection with the transactions contemplated hereby, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve a party of any liability as a result of a breach of any of the terms of this Agreement.

ARTICLE VI:  COVENANTS AND OTHER AGREEMENTS

6.1           Consent to Transfer of LLC Interests.  For the avoidance of doubt, each of the Principals consents to the transfer by Holdco of the LLC Interests pursuant to the terms of this Agreement and hereby waives any rights under the operating agreement for Brentwood or Holdco in connection therewith, including any rights of first refusal thereto and any notice requirements therewith. Each of the Principals and Holdco hereby consents to the admission of the Operating Partnership as a substituted member in Brentwood.

6.2           Registration Rights Agreement.  The REIT hereby acknowledges that it shall, as soon as reasonably practicable after the Closing, enter into an appropriate amendment to that certain Registration Rights Agreement, dated as of August 16, 2004, among the REIT, the Principals and the other parties thereto (the “Registration Rights Agreement”) providing Holdco and the Principals with registration rights that either, at the REIT’s option, (i) register the issuance of Common Shares received upon redemption of the Units issued pursuant to this Agreement, or (ii) register the resale of the Common Shares issuable upon redemption of the Units issuable pursuant to this Agreement.

6.3           Existing Indebtedness; Release of Guarantees and Indemnitees.  The parties acknowledge and agree that the Existing Bank Loan (as defined in Exhibit A hereto) shall be repaid by the Operating Partnership in connection with the Closing.  All personal guarantees or indemnitees previously made by the Principals with respect to the Property in connection with the Existing Bank Loan are to be released concurrently with the repayment of the Existing Bank Loan.  In the event the Operating Partnership is unsuccessful in obtaining any such release, the Operating Partnership will agree to indemnify the affected Principals with respect to any loss incurred pursuant to such guaranty or indemnitee.  The Operating Partnership hereby agrees to use reasonable commercial efforts to cooperate with the Principals, Holdco and Brentwood, as the case may be, to minimize any taxes, fees or prepayment penalties payable in connection with this Agreement, including the assumption or repayment of the Existing Indebtedness; provided that, except as otherwise set forth in this Agreement, such cooperation shall not require the Operating Partnership to unreasonably delay the Closing Date or require the Operating Partnership to assume additional liabilities or incur any material amount of out-of-pocket expenses.

6.4           Further Assurances.  Each of the Principals and Holdco shall execute and deliver to the Operating Partnership any instruments and documents and take or cause to be taken all such other and further actions as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of the LLC Interests in accordance with the terms of this Agreement.

ARTICLE VII:  INDEMNIFICATION

7.1           Indemnification.  Each of the Principals and Holdco, severally and not jointly, agrees to indemnify, defend and hold harmless the Operating Partnership, the REIT and their respective affiliates, trustees, directors, officers, members, partners, employees, agents, successors and assigns (the “Indemnitees”), in each case other than the Principals and Holdco to the extent they would otherwise be considered Indemnitees, in respect of any and all liabilities (whether absolute or contingent, known or unknown or accrued or unaccrued), damages, judgments, fines, fees, penalties, obligations, deficiencies, losses and expenses (including, without limitation, reasonable fees and expenses of attorneys and accountants and including, without limitation, amounts paid in settlement) (“Damages”) actually incurred or suffered by any Indemnitee arising out of, resulting from or relating to (i) the untruth, inaccuracy or breach of any representation or warranty of any of the Principals or Holdco, as the case may be, contained in this Agreement, or (ii) any claim or cause of action relating to the Property, Brentwood or any subsidiary of Brentwood, arising out of, relating to or resulting from any action, inaction, event, condition, facts or circumstances that occurred or existed prior to the Closing (whether or not pending or threatened as of the Closing) and any liability of the Property, Brentwood or any subsidiary of Brentwood to the extent such liability was incurred prior to the Closing (other than the obligation to pay the Existing Indebtedness).

ARTICLE VIII TERMINATION OF OPTION AGREEMENT

8.1           Option Agreement Termination. The parties hereto acknowledge that, upon the consummation of the acquisition by the Operating Partnership of the LLC Interests pursuant to this Agreement, the Option Agreement shall terminate in accordance with its terms pursuant to Section 6.1 of the Option Agreement.  For the sake of clarity, the parties acknowledge and agree that, to the extent any of the transactions contemplated by this Agreement would conflict or require consent or waiver under the Option Agreement (including any consent to the execution of this Agreement or any ratification of the consummation of the Holdco Contribution), the parties are hereby deemed to have waived any such conflict or required consent to the extent necessary to permit the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, and the Option Agreement shall be deemed to have been amended if and to the extent necessary to permit the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

ARTICLE IX:  MISCELLANEOUS

9.1           Amendment; Waiver.  Any amendment hereto shall be effective only if signed by each of the parties hereto, and in connection with Section 6.2 hereto only, the REIT.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

9.2           Entire Agreement; Counterparts; Applicable Law.  This Agreement (a) shall constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Indiana without giving effect to the conflict of law provisions thereof.

9.3           Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that the Operating Partnership may assign this Agreement and any agreement contemplated hereunder or thereunder to an affiliate of the Operating Partnership without the consent of the Principals or Holdco.

9.4           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

9.5           Equitable Remedies.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Indiana (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

9.6           Attorneys’ Fees.  In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial, or on appeal.

9.7           Notices.  Any notice or demand which must or may be given under this Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a facsimile transmission to the applicable party c/o Kite Realty Group Trust at 317-577-5605), or (ii) three calendar days after being deposited in the United States mail, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express).  Any such notice or demand shall be addressed to the attention of the applicable party and delivered to the following address: c/o Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, (and, in the case of the Operating Partnership, addressed to the attention of Daniel R. Sink), or to any such other address or addresses as any party hereto may from time to time specify to the parties hereto in writing in compliance herewith.

9.9           Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

9.10         Time of the Essence.  The parties hereto acknowledge that time is of the essence with respect to the obligations of the parties under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

KITE REALTY GROUP, L.P.:

By: KITE REALTY GROUP TRUST, its General Partner

By:	/s/ Daniel R. Sink
Name:	Daniel R. Sink
Title:	Senior Vice President, Chief Financial Officer

BRENTWOOD HOLDINGS, LLC:

By:	/s/ Thomas K. McGowan
Name:	Thomas K. McGowan
Title:	Managing Member

PRINCIPALS:

/s/ Alvin E. Kite, Jr.
Alvin E. Kite, Jr.

/s/ John A. Kite
John A. Kite

/s/ Paul W. Kite
Paul W. Kite

/s/ Thomas K. McGowan
Thomas K. McGowan

ACKNOWLEDGED AS TO SECTIONS 6.2 AND 9.1 ONLY

KITE REALTY GROUP TRUST:

By:	/s/ Daniel R. Sink
Name:	Daniel R. Sink
Title:	Senior Vice President,
Chief Financial Officer

EXHIBIT A

EXISTING INDEBTEDNESS

1.             Existing Bank Loan. A Promissory Note, in the original principal amount of $3,962,070.00, from Brentwood Land Partners, LLC to SouthTrust Bank.

2.             Assumed Liabilities. All accounts payable of Brentwood as of the Closing Date (approximately $220,000, as of March 29, 2005).

A-1

EXHIBIT B

FORM OF LIMITED PARTNER ACCEPTANCE

This Limited Partner Acceptance to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of March      , 2005 (the “Acceptance”), which Acceptance is incorporated into that certain Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of April 16, 2004, as amended from time to time (the “Partnership Agreement”), is executed and delivered by the undersigned.

As of the date hereof, the undersigned, designated as an Additional Limited Partner, is admitted as a Limited Partner of the Partnership, and by said undersigned’s execution and delivery hereof, said undersigned agrees to be bound by the terms and provisions of the Partnership Agreement, including the power of attorney set forth in Section 15.11 of the Partnership Agreement.  The number of Class A Units issued as of the date hereof to the undersigned designated as an Additional Limited Partner is shown opposite such Additional Limited Partner’s signature below.  All terms used herein and not otherwise defined shall have the meanings given them in the Partnership Agreement.

This Acceptance may be executed in two or more counterparts, each of which shall be deemed an original but all of which collectively shall constitute one and the same document.

This Acceptance shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Indiana, without giving effect to the conflict of law provisions thereof.

KITE REALTY GROUP, L.P.:

	By:	KITE REALTY GROUP TRUST, its General Partner

By:
Daniel R. Sink
Senior Vice President, Chief Financial Officer

ADDITIONAL LIMITED PARTNER:

	By:	BRENTWOOD HOLDINGS, LLC
Number of
Class A Units:	By:
Thomas K. McGowan
Managing Member

B-1

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of March     , 2005 between Brentwood Holdings, LLC, a limited liability company organized under the laws of the State of Indiana (“Holdco”), and Kite Realty Group, L.P., a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”).

WHEREAS, Holdco owns a 100% limited liability company interest in Brentwood Land Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“Brentwood”);

WHEREAS, pursuant to that certain Contribution Agreement, dated as of March       , 2005, by and among Holdco, the Operating Partnership and the other parties thereto (the “Contribution Agreement”), Holdco is obligated to contribute or otherwise transfer to the Operating Partnership on this date the LLC Interests identified in the Contribution Agreement for the consideration and upon the terms and conditions set forth in the Contribution Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings specified in the Contribution Agreement.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the covenants and agreements contained in the Contribution Agreement, and pursuant to the terms of the Contribution Agreement (including the representations and warranties therein, which shall survive as provided for in the Contribution Agreement), the Operating Partnership and Holdco do hereby covenant and agree as follows:

1.             Upon the terms and subject to the conditions specified herein and in the Contribution Agreement and as of the date hereof, Holdco hereby contributes, assigns, transfers and conveys to the Operating Partnership and the Operating Partnership hereby assumes and accepts, Holdco’s entire legal and beneficial right, title and interest in and to the LLC Interests, including, without limitation, all right, title and interest, if any, of Holdco in and to the assets of Brentwood and the right to receive distributions of money, profits and other assets from Brentwood, presently existing or hereafter at any time arising or accruing.

2.             Upon the terms and subject to the conditions specified herein and in the Contribution Agreement and as of the date hereof, the Operating Partnership hereby assumes and agrees to pay, honor, discharge and perform, as the case may be, in a timely manner and in accordance with their respective terms all of the liabilities listed on Exhibit A hereto.  The Operating Partnership hereby agrees to be bound by the limited liability company agreement of Brentwood and shall be deemed to have been admitted as a substituted member thereunder.

3.             This Agreement and the covenants and agreements herein set forth shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be binding upon the parties hereto and their respective successors and assigns.

4.             The validity, interpretation and effect of this Agreement shall, to the extent the particular subject matter is controlled by state law, be governed by and be construed in accordance with the laws of the State of Indiana, without giving effect to the conflicts of laws provisions thereof.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

KITE REALTY GROUP, L.P.,

By: KITE REALTY GROUP TRUST, its General Partner

By:
Name:	Daniel R. Sink
Title:	Senior Vice President, Chief Financial Officer

BRENTWOOD HOLDINGS, LLC

By:
Name:	Thomas K. McGowan
Title:	Managing Member